EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-231902-01) of Lloyds Bank plc of our report dated 11 March 2021 relating to the financial statements, which appears in this Form 20-F of Lloyds Bank plc.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

11 March 2021